UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Named Executive Officer Cash Bonuses

On February 15, 2024, the Compensation Committee of the Board of Directors of BioAtla, Inc. (the “Company”), approved a cash bonus of $184,718 for 2023 for Richard Waldron, the Company’s Chief Financial Officer, a cash bonus of $184,338 for 2023 for Eric Sievers, the Company’s Chief Medical Officer, and a cash bonus of $115,800 for 2023 for Christian Vasquez, the Company’s Chief Accounting Officer, Controller and Corporate Secretary. Such bonuses were based entirely on the Company’s achievement of certain clinical development milestones, research and development milestones and business objectives in 2023 and reflect 98% of each executive officer’s target bonus.

On February 15, 2024, the Compensation Committee recommended, and on February 16, 2024, the Company’s Board of Directors approved, a cash bonus of $419,491 for 2023 for Jay Short, the Company’s Chief Executive Officer, based entirely on the Company’s achievement of certain clinical development milestones, research and development milestones, and business objectives in fiscal year 2023. This bonus reflects 98% of the executive officer’s target bonus.

Named Executive Officer Equity Awards

On February 15, 2024, the Compensation Committee granted 106,000, 122,000 and 70,000 time-based restricted stock units (“RSUs”), effective as of February 15, 2024, to each of Richard Waldron, Eric Sievers and Christian Vasquez, respectively, under the Company’s 2020 Equity Incentive Plan (the “EIP”). The RSU grants will vest as to 25% of the total number of shares on February 15, 2025, and the remainder in equal quarterly installments over the three years thereafter, subject to each executive officer’s continued service through the applicable vesting date.

On February 16, 2024, the Company’s Board of Directors granted 417,000 RSUs, effective as of February 16, 2024, to Jay Short under the EIP. The RSU grant will vest as to 25% of the total number of shares on February 16, 2025, and the remainder in equal quarterly installments over the three years thereafter, subject to the executive officer’s continued service through the applicable vesting date.

2024 Corporate Bonus Plan

On February 15, 2024, the Compensation Committee approved the Company’s 2024 Corporate Bonus Plan (the “Bonus Plan”), and, on February 16, 2024, the Company’s Board of Directors approved the performance goals under the Bonus Plan applicable for 2024 upon recommendation by the Compensation Committee. The Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s named executive officers (together, the “Executive Officers”) are participants in the Bonus Plan and subject to the 2024 corporate performance goals.

The Bonus Plan provides the Executive Officers with the opportunity to earn an annual cash bonus that is paid based on the achievement of corporate performance goals. Each of these performance goals receives a different weight when the bonus attainment is calculated. The corporate performance goals consist of certain clinical development milestones (30% weight), strategic partnership objectives (20% weight), financing objectives (20% weight), research and development goals (10% weight), financial and people objectives (10% weight) and brand awareness goals (10% weight). The amount of annual bonus earned depends on whether the Company achieves the performance level for the applicable corporate performance goal. Each of the performance goals is measured independently of the other. Payment of cash bonuses will be subject to attaining 50% threshold performance of the weighted combination of the corporate performance goals overall. Actual payouts may range from 50% to 125% of target, based on performance.

The target annual bonus amount for each participating executive officer is set at a percentage of the Executive Officer’s annual base salary as set forth in the table below:

Name and Position	Percentage Target of Base Salary
Jay Short Chief Executive Officer	60%
Richard Waldron Chief Financial Officer	40%
Eric Sievers Chief Medical Officer	40%
Christian Vasquez(1) Chief Accounting Officer, Controller and Corporate Secretary	40%

(1) On February 15, 2024, the Compensation Committee approved the promotion of Christian Vasquez from SVP of Finance to Chief Accounting Officer.

As a result of his promotion, Mr. Vasquez’s target annual bonus percentage increased from 35% of his base salary to 40%, effective January 1, 2024.

The annual cash bonus for each Executive Officer will be equal to (1) the applicable target annual bonus amount multiplied by (2) the percentage achievement applicable to the weighted combination of the corporate performance goals identified above as achieved by the Company in 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	February 21, 2024	By:	/s/ Richard Waldron
Richard Waldron Chief Financial Officer